EXHIBIT 10.3

Loan and Security Agreement

Made on this the ________ day of ________________________ 2010, between MILLER PETROLEUM, INC., herein called “Debtor”, of 3651 BAKER HIGHWAY, HUNTSVILLE, TN 37756 such address being Debtor’s mailing address and place of business at which the property covered hereby is, or promptly after the making of the loan referred to, will be located, and MILLER ENERGY INCOME 2009-A, LP herein called “Secured Party,” of 3651 BAKER HIGHWAY, HUNTSVILLE, TN 37756, such address being Secured Party’s address at which information concerning Secured Party’s Security Interest hereunder may be obtained.

Whereas, Debtor desires to grant Secured Party a Security Interest pursuant to the Tennessee Uniform Commercial Code in the personal property together with all the equipment, parts, accessories and attachments and any and all replacements and additions herein collectively called “Collateral” as described on the list attached hereto as Exhibit A, which is incorporated herein by reference; and

Whereas, Debtor, upon the execution and delivery of this Agreement and completion of other required details, will have incurred a debt of Two Million Seven Hundred Twenty-One Thousand Four Hundred Forty-Three and 62/100 Dollars ($2,721,443.62) owed to Secured Party, which borrowing is evidenced by the Debtor’s First Secured Promissory Note of even date herewith (“First Note”) in the principal amount of Two Million Three Hundred Sixty-Five Thousand One Hundred Seventy-Three and 92/100 Dollars ($2,365,173.92) and bearing interest at the rate of twelve percent (12%) per annum and Second Secured Promissory Note dated of even date herewith (“Second Note”) in the principal amount of Three Hundred Fifty-Six Thousand, Two Hundred Sixty-Nine and 70/100 Dollars ($356,269.70) and bearing interest at the rate of twelve percent (12%) per annum, (collectively the “Notes”) said Notes being payable and bearing interest as therein set forth and any delinquent payment thereon bearing interest at the maximum rate allowed by law (together with amounts added as a collection fee in the event legal action to enforce the Notes is necessary).

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, Debtor, intending to be legally bound, hereby grants to Secured Party a Security Interest in the Collateral, in order to secure the payment of: (1) the Notes; (2) all costs and expenses incurred in the collection of same and enforcement of Secured Party’s rights hereunder; (3) all future advances made by Secured Party for taxes, levies, insurance and repairs to or maintenance of said Collateral; (4) all other money heretofore or hereafter advanced by Secured Party to or for account of Debtor at the option of Secured Party, and all other present or future, direct or contingent liabilities of Debtor to Secured Party of any nature whatsoever; and (5) interest on (2), (3) and (4).

Until Default hereunder, Debtor shall be entitled to the possession of the Collateral and to use and enjoy the same.

Escrow. Due to the related-party nature of this transaction, Debtor shall deliver the certificates of title (“Titles”) to the Titled Collateral (as indicated on Exhibit A) to an independent, third-party escrow agent (the “Escrow Agent”) who shall hold the Titles for the benefit of Secured Party. The rights and duties of the Escrow Agent are set forth in the Escrow Agreement between Debtor, Secured Party, and the Escrow Agent of even date herewith (the “Escrow Agreement”). Prior to delivery of the Titles, Debtor shall note the Security Interest on the Titles, as required for perfection of the Security Interests granted therein. The Security Interest in the Non-Titled Collateral (as indicated on Exhibit A) shall be perfected by filing a Financing Statement with the Tennessee Secretary of State.

The rights and privileges of Secured Party under this Agreement shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Debtor contained in this Agreement shall bind Debtor’s personal representatives, heirs, successors and assigns. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

Debtor Further Represents, Warrants and Agrees That:

The Collateral is personalty and that it is not and will not be affixed to real estate in such manner as to become a fixture or part of the real estate. If the Collateral is, or in the opinion of Secured Party may become, part of any real estate Debtor will obtain and deliver to Secured Party a written waiver by the record owner of the real estate of all interest in the Collateral and a written subordination by any person who has a lien on the real estate which is or may be superior to this security interest.

The statement herein as to Debtor’s residence or place of business and possession and location of the Collateral specifically described herein are true, and that Debtor has absolute title to the Collateral listed specifically above free and clear of all liens, encumbrances and Security Interests except the Security Interest hereby given to Secured Party and other rights, if any, of Secured Party, and Debtor will defend the Collateral against the claims and demands of all persons.

Without the prior written consent of Secured Party, Debtor will not sell, exchange, lease or otherwise dispose of the Collateral or any of Debtor’s rights therein or under this Agreement, or permit any lien or Security Interest to attach to same except that created by this Agreement and other rights, if any, of Secured Party; Debtor will maintain the Collateral in good condition and repair and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of the same and will not permit anything to be done that may impair the value of any of the Collateral; if Debtor fails to pay such sums, Secured Party may do so for Debtor’s account, adding the amount thereof to the other accounts secured hereby; Debtor will at all times keep the Collateral insured in such form, in such companies, in such amounts and against such risks as may be acceptable to Secured Party.

Debtor will not permit any of the Collateral to be removed from the location specified herein, except for temporary periods in the normal and customary use thereof, without the prior written consent of Secured Party, and will permit Secured Party to inspect the Collateral at any time. Debtor will not permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement.

Debtor will pay all costs of filing any financing, continuation or termination statements with respect to the Security Interest created by this Agreement. Secured Party is hereby appointed Debtor’s Attorney in Fact to do, at Secured Party’s option and Debtor’s expense, all acts and things which Secured Party may deem necessary to perfect and continue perfected the Security Interest created by this Agreement and to protect the Collateral.

Default. Debtor shall be in default hereunder upon failure to pay when due any amount payable hereunder or under the Notes or upon failure to observe or perform any of the Debtor’s other agreements herein contained, or if any warranty or statement by Debtor herein, or furnished in connection herewith is false or misleading, or if proceedings in which Debtor is alleged to be insolvent or unable to pay Debtor’s debts as they mature, are instituted by or against Debtor under any of the provisions of the Bankruptcy Law or any other law, or if Debtor makes an assignment for the benefit of creditors. Thereupon, all sums secured hereby shall become immediately due and payable at Secured Party’s option without notice to Debtor, and Secured Party may proceed to enforce payment of the same, and to exercise any and all rights and remedies provided by the Tennessee Uniform Commercial Code as well as all other rights and remedies possessed by Secured Party. Whenever Debtor is in default hereunder, Secured Party may demand that (i) Debtor assemble the Non-Titled Collateral and make it available to Secured Party at a place reasonably convenient to both parties; and/or (ii) Escrow Agent release the titles to the Titled Collateral to Secured Party.

This Agreement shall be governed by the laws of the state of Tennessee, as the Collateral is located therein.

IN WITNESS WHEREOF, the parties have executed this Loan and Security Agreement as of the date first written above.

DEBTOR	SECURED PARTY
MILLER PETROLEUM, INC.	MILLER ENERGY INCOME 2009-A, LP

By:  MILLER ENERGY GP, LLC

Its:  General Partner

By: _______________________________	By: __________________________
Paul W. Boyd	Scott Boruff

Its: Chief Financial Officer	Its: Sole Manager

EXHIBIT A

TITLED COLLATERAL (Collateral to which title is evidenced by a Certificate of Title)

1.

1991 INGERSOL Rand Model RD20 long tower derrick. This unit was completely reconditioned in 2005, which included deck engine, air compressor, air coolers, top head drive, and cables. Indicated hours of operation since refurbished, 2,392 hours. TITLE NO. 86323968.

Trucks and Pick-ups:

2.

2008 DODGE RAM 1500 crew cab, 4 wheel drive pick-up, S.N. 1D7HU18N58S584933, powered by 4.7L V8 gasoline engine; Automatic transmission; Cruise control, air conditioning, Odometer reading, 12,575 miles. TITLE NO. 78193702

3.	2008 DODGE RAM 1500 crew cab, 4 wheel drive pick-up, S.N. 1D7HU18N58S605411. TITLE NO. 78193471

4.

1999 DODGE Ram 2500 Laramie extended cab, 4 wheel drive, pick-up, S.N. 1B7KF2361XJ558382, powered by CUMMINS 6.7L Turbo diesel engine; Five speed transmission, running boards; Odometer reading, 115,555 miles. TITLE NO. 85803768

5.

2006 STERLING model A9500 tandem axle truck, S.N. 2FWJA3CV57AW81930, powered by MERCEDES BENZ Model MBE4000, 12.8L diesel engine, with engine brake; FULLER 10 speed transmission, 11R22.5 tires, equipped with TIGER GENERAL WINCH MASTER, Tulsa 70 hydraulic winch, with headache rack, Fifth wheel, in frame tail roller. Odometer reading, 12,544 miles. TITLE NO. 86291057

6.

2007 STERLING model A9500 tandem axle truck, S.N. 2FWJA3CV77AW81931, powered by MERCEDES BENZ Model MBE4000, 12.8L diesel engine, with engine brake; FULLER 10 speed transmission, 11R22.5 tires, equipped with TIGER GENERAL WINCH MASTER, Tulsa 70 hydraulic winch, with headache rack, Fifth wheel, in frame tail roller. Odometer reading, 16,044 miles. TITLE NO. 86291056

7.

1986 KENWORTH tandem axle truck, S.N. M329051, powered by CUMMINS diesel engine, with engine brake; FULLER transmission; 11R22.5 tires, rear; 425/65R22.5 front tires; Heavy duty front bumper; 85 Barrel capacity vacuum tank, with CHALLENGER Model 367 pump. Odometer reading 319,884 miles. TITLE NO. 78132844.

8.

1989 MACK Model R688ST, tandem axle truck, S.N. 1M2N187Y0KW027952, powered by MACK EE6350, 350 horsepower diesel engine, with engine brake; MAXI-TORQUE transmission; Equipped with oil field winch bed, with TULSA 100,000# capacity winch and headache rack; Heavy duty front oil field bumper; In frame tail roller; 11R24.5 tires, front and rear. TITLE NO. 85229043

9.

1977 MACK Model R685S tandem axle truck, S.N. R685ST65112, powered by MACK 237 diesel engine; 6 speed, two stick transmission; unit equipped with TULSA 34 winch and headache rack; 11R24.5 tires; in frame tail roller. TITLE NO. 55828951

10.

1993 KENWORTH model W900, Tandem axle truck, S.N. 1XKWDB0X3PS585313, powered by CATERPILLAR Model 3406 Diesel engine; FULLER transmission, Equipped with 80 barrel capacity vacuum tank, with all necessary hoses, valves and connections, with MASPORT Model H7V vacuum pump. 11R24.5 tires with aluminum budd wheels; Odometer reading, 181,509 miles. TITLE NO. 61600987

11.

1965 INTERNATIONAL Model F230D tandem axle truck, S.N. FD103885H, powered by CUMMINS 235 diesel engine, ( Newly rebuilt) Five speed transmission, with 4 speed auxiliary; Unit equipped with 24’L oil field bed, with (1) TULSA 64 winch, with headache rack; and (1) BRADEN 60,000 # winch; 4 ½” gin poles, with pole raisers, Full rolling tail board; 175 “ Wheel base. TITLE NO. 86291061

Trailers:

12.	2006 CIRCLE D TRUCK Sales, tandem axle vacuum trailer, S.N. TR19583, 150 barrel capacity; NORTH STAR Model 109180, 4” trash pump. 11R24.5 tires. TITLE NO. 86291026

13.	2007 OVERBILT tri-axle drop deck trailer, S.N. 1Z9ND483370058982, 9’ neck; 40’ cargo deck, with tail roller; 21575R17.5 tires. TITLE NO. 86291023

14.	1974 ALAB tandem axle float trailer, S.N. D74087, 34’L, sliding axles; Full tail roller; Has new flooring. TITLE NO. 86291021

15.	1981 HOBBS oil field float, S.N. 1H5J04023BN004301,40’L, full tail roller. TITLE NO. 86291022

16.	1980 FRUEHAUF Model 140165 tandem axle trailer, S.N. FWT067246, 11R22.5 tires. TITLE NO. 86291018

17.	1987	TRAILMOBILE, S.N. 1PTF71TJ7H9004585, sliding axles, 48’L. TITLE NO. 86291019

Miscellaneous:

18.	1974 INT’L WITCHTEK RIG, VIN: 427472Y035563; TITLE NO. 74484575

NON-TITLED COLLATERAL (Collateral to which no certificate of title applies)

Miscellaneous Equipment and Parts:

19.	(6) Steel constructed parts houses, skid mounted. @$3,000.00

20.

CONTINENTAL EMSCO 7” X 16” duplex mud pump complete with all necessary, valves, controls, HYDRIL K-70-5000 pulsation dampener, OTECO relief valve; Mud gauge; Powered by JOHN DEERE Model 6135FF485, S.N. RG615L000227, electric start. (Engines are new, mud pump rebuilt in 2005, gear end and fluid end) All unitized and skid mounted.

21.

CONTINENTAL EMSCO 7” X 16” duplex mud pump complete with all necessary, valves, controls, HYDRIL K-70-5000 pulsation dampener, OTECO relief valve; Mud gauge; Powered by JOHN DEERE Model 6135FF485, S.N. RG6135L000229, electric start. (Engines are new, mud pump rebuilt in 2005, gear end and fluid end) All unitized and skid mounted

22.	250 BBL Capacity water tanks, skidded. Units complete with suction and discharge valves, ladders and manholes; Skidded.

23.	Bobcat welder/generator, Model 225, skidded.

24.	Bobcat welder/generator, Model 225, skidded.

25.	24’L X 8” OD drill collars

26.	2006 CIRCLE D TRUCK Sales, tandem axle vacuum trailer, S.N. TR19583, 150 barrel capacity; NORTH STAR Model 109180, 4” trash pump. 11R24.5 tires.

27.	Hydraulic excavator and swabbing unit, diesel engine, powershift transmission, Wide tracks;

28.	Franklin Skidder; Cummins engine, 42 winch, 23.1 x 26 tires

29.	Cummins 220 deck engine, mounted on Crane Carrier with Red Diamond 6 cyl gas engine, 5 and 3 transmission, 300’ drill pipe, all tools

30.	Terex GTH-844C Telescoping Forklift 2006

31.	CNR Tap

32.	Lindsay Gas Line

33.	Work Buggie

34.	D6 Dozer

35.	Trucking Track hoe & swabbing unit

36.	Schaffer 5K lb. BOP

37.	Tubing

38.	Work on Cat 320L Trackhoe

39.	Repairing Tanks

40.	Rebuilt Trailer